Revised Definitive Proxy Materials

EXPLANATORY NOTE:

This revised proxy statement is being filed solely to correct a typographical error in the first paragraph of the Notice of Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Wednesday, May 4, 2005. There have been no other changes to the Notice of Annual Meeting of Shareholders.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CYBEX INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CYBEX INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 4, 2005

The Annual Meeting of Shareholders of Cybex International, Inc., a New York corporation (the “Company”), will be held at the Company’s executive offices located at 10 Trotter Drive, Medway, Massachusetts 02053 on Wednesday, May 4, 2005 at 2:00 P.M., local time, for the following purposes:

1.	To elect three directors.

2.	To approve the Company’s 2005 Omnibus Incentive Plan.

3.	To approve an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized Common Shares from 20,000,000 shares to 30,000,000 shares.

4.	To approve the right of holders of certain Warrants to exercise and convert such Warrants into an aggregate of 25,000 Common Shares.

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 23, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

TO MAKE CERTAIN THAT YOUR SHARES WILL BE VOTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

By Order of the Board of Directors

Joan Carter
Secretary

Medway, Massachusetts

April 6, 2005